UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2022

Blue Water Vaccines Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report is the form of presentation that Blue Water Vaccines Inc. (the “Company”) intends to use in connection with certain meetings and presentations to be held on October 13, 2022 at the World Vaccine Congress held in Barcelona, Spain.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, on April 15, 2022, the Company received a demand letter (the “Demand Letter”) from Boustead Securities, LLC (“Boustead”). The Demand Letter alleged that the Company breached its underwriting agreement with Boustead, in connection with the Company’s February 2022 initial public offering. The Demand Letter alleged that, by engaging H.C. Wainwright & Co., LLC as placement agent for a private placement financing that closed in April 2022 (the “April Private Placement”), the Company breached Boustead’s right of first refusal (“ROFR”) to act as placement agent granted to Boustead under the underwriting agreement and, as a result of selling securities in the April Private Placement, breached the Company’s obligation under the underwriting agreement not to offer, sell, issue, agree or contract to sell or issue or grant or modify the terms of any option for the sale of, any securities prior to February 17, 2023 (the “Standstill”).

On October 9, 2022, the Company and Boustead entered into a Settlement Agreement and Release effective as of September 28, 2022, pursuant to which Boustead agreed to waive the ROFR and the Standstill and to release Company from certain claims with respect to the April Private Placement, the private placement financing closed in August 2022, and all future private, public equity or debt offerings of the Company. As consideration for such waiver, the Company agreed to pay Boustead a cash fee of $1,000,000 plus $50,000 in legal expenses and release Boustead from all claims, subject to certain exceptions.  In addition, the Company agreed to issue to Boustead 93,466 shares of restricted common stock in exchange for the cancellation of that certain Representative Warrant, dated February 23, 2022, issued to Boustead.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Presentation, dated October 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Vaccines Inc.

Date: October 12, 2022	By:	/s/ Joseph Hernandez
Joseph Hernandez
Chief Executive Officer

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